                            SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement        [ ] Confidential, for Use by the
[X] Definitive Proxy Statement             Commission Only (as permitted by
[ ] Definitive Additional Materials        Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                  EZENIA! INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:


      2.    Aggregate number of securities to which transaction applies:


      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


      4.    Proposed maximum aggregate value of transaction:


      5.    Total fee paid:


[ ]   Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


      1.    Amount Previously Paid:


      2.    Form, Schedule or Registration Statement No.:


      3.    Filing Party:


      4.    Date Filed:

[EZEMIA LOGO]



                                                 April 17, 2000


Dear Shareholder:

      You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Ezenia! Inc., which will be held at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803, on
Wednesday, May 31, 2000 at 10:00 a.m., EST.

      The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. The Company's Annual Report to Shareholders is also enclosed for your information.

      All shareholders are invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

      (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

      (B)   Vote via the Internet (see instructions on the enclosed Proxy Card);
            or

      (C) Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed Proxy Card).

      The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth in the Proxy Card. Your shares cannot be voted unless you date, sign, and return the enclosed Proxy Card, vote via the Internet or telephone or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.


Very truly yours,

Khoa D. Nguyen
Chairman and
Chief Executive Officer

                                  EZENIA! INC.
                                 NORTHWEST PARK
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS



TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders (the "Meeting") of Ezenia! Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 31, 2000 at 10:00 a.m., EST, at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803. The purposes of the Meeting shall be:

      1. To elect one Class II director to hold office for a three year term and until such director's successors have been duly elected and qualified.

      2. To approve an amendment to the Company's Amended and Restated 1991 Stock Incentive Plan extending the term of plan through March 31, 2011.

      3. To approve an amendment to the Company's Amended and Restated 1991 Stock Incentive Plan making non-employee directors eligible to receive options under the plan.

      4. To ratify the appointment of the firm of Ernst & Young LLP, as independent auditors for the Company for the fiscal year ending December 31, 2000.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record on the books of the Company at the close of business on April 13, 2000 will be entitled to notice of and to vote at the Meeting.

      Please sign, date, and return the enclosed Proxy Card in the enclosed envelope, or vote via telephone or the Internet (pursuant to the instructions on the enclosed Proxy Card) at your earliest convenience. If you return the proxy or vote via telephone or the Internet, you may nevertheless attend the Meeting and vote your shares in person.

      All shareholders of the Company are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          Stephen G. Bassett
                                          Secretary

Burlington, Massachusetts
April 17, 2000


--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE (I) SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES OR (II) OTHERWISE VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.
--------------------------------------------------------------------------------

                                  EZENIA! INC.
                                 NORTHWEST PARK
                                 63 THIRD AVENUE
                         BURLINGTON, MASSACHUSETTS 01803


                                 PROXY STATEMENT


            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2000

      Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of Ezenia! Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, May 31, 2000 at 10:00 a.m., EST, at the offices of the Company, Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803, and any adjournments thereof.

      Registered shareholders can vote their shares (1) via a toll-free telephone call from the U.S. or Canada, or (2) via the Internet or (3) by mailing their signed Proxy Card. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. The Company believes that the procedures that have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered shareholder interested in voting via telephone or the Internet are set forth on the enclosed Proxy Card.

      Shares represented by duly executed proxies received by the Company prior to the Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly-executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR the election of the nominee for director named below, FOR approval of each of the amendments to the Amended and Restated 1991 Stock Incentive Plan and FOR the ratification of selection of auditors described in this Proxy Statement. The Board of Directors of the Company (the "Board of Directors") is not aware of any other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

      Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed Proxy Card, by written notice of revocation to the Secretary of the Company at the address of the Company set forth above, or by voting in person at the Meeting. If a shareholder does not intend to attend the Meeting, any written proxy or notice should be returned for receipt by the Company, and any telephonic or Internet vote should be made, not later than the close of business on May 30, 2000. The persons named in the proxies are employees of the Company. The Company will bear the cost of solicitation of proxies relating to the Meeting.

      Only shareholders of record as of the close of business on April 13, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date there were 13,694,105 shares (excluding treasury shares) of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of the Company. Shareholders are entitled to cast one vote for each share of Common Stock held of record on the Record Date.

      An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1999, preceded or accompanies this Proxy Statement. The mailing address of the Company's principal executive offices is Northwest Park, 63 Third Avenue, Burlington, Massachusetts 01803.

      This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about April 17, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2000 (i) by each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers (as defined under "Summary Compensation" below) and (iv) by all directors and executive officers as a group.


DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                     SHARES BENEFICIALLY OWNED
---------------------------------------                    ---------------------------
                                                              NUMBER          PERCENT
                                                           -----------      ------------
State of Wisconsin Investment Board (1)                     2,423,000           17.83%
     121 East Wilson Street
     Madison, Wisconsin 53707
Kopp Investment Advisors, Inc. (2)                          1,141,100            8.40%
     7701 France Avenue South, Suite 500
     Edina, Minnesota 55435
Wellington Management Company, LLP (3)                        746,800            5.49%
     75 State Street
     Boston, Massachusetts 02109

Khoa D. Nguyen (4)                                            285,062             2.05%
William E. Foster (5)                                          27,000            0.20%
John F. Keane Jr (6).                                           7,000            0.05%
John A. McMullen (7)                                            7,000            0.05%
Roy G. Perry (8)                                               13,000            0.10%
Stephen P. Cummings(9)                                         35,262            0.26%
Dane A. Donaldson (10)                                         27,722            0.20%
Robert Lamkin                                                       0            0.00%
Richard J. Moulds (11)                                         38,002            0.28%
Edward C. Wade (12)                                            30,096            0.22%

All executive officers and directors as a group
(11 persons)(13)                                              473,144            3.37%


*     Less than 1%

(1) Based on information contained in Schedule 13G/A filed by the State of Wisconsin Investment Board, on February 4, 2000.

(2) Based on information contained in Schedule 13G/A filed by Kopp Investment Advisors, Inc. ("KIA") on February 7, 2000. According to such filing, KIA is wholly-owned by Kopp Holding Company, which is wholly-owned by LeRoy C. Kopp. The number of shares listed as beneficially owned by KIA does not include the additional 45,000 shares reported as beneficially owned by Mr. Kopp.

(3) Based on information contained in Schedule 13G filed by Wellington Management Company, LLP on February 11, 2000.

(4) Includes 223,814 shares that Mr. Nguyen has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(5) Includes 14,000 shares that Mr. Foster has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(6) Represents shares that Mr. Keane has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(7) Represents shares that Mr. McMullen has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(8) Includes 7,000 shares that Mr. Perry has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(9) Includes 32,562 shares that Mr. Cummings has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(10) Includes 26,876 shares that Mr. Donaldson has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(11) Includes 38,002 shares that Mr. Moulds has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(12) Includes 22,063 shares that Mr. Wade has the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

(13) Includes 378,317 shares that directors and executive officers of the Company have the right to acquire within 60 days of March 1, 2000 by the exercise of stock options.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                   CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for the Company's Chief Executive Officer and the next four most highly compensated executive officers (the "Named Executive Officers").


                                                               ANNUAL COMPENSATION                  LONG TERM
                                                                                 OTHER ANNUAL      COMPENSATION        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR        SALARY ($) (5)    BONUS($)    COMPENSATION ($)    OPTIONS(#)      COMPENSATION($)
---------------------------           ----        --------------    --------    ----------------    ----------      ---------------
KHOA D. NGUYEN                        1999           200,000        120,000            --            235,500            2,400 (3)
   President and                      1998           200,000        120,000            --            150,000               --
   Chief Executive Officer            1997 (1)        52,000             --            --            225,000 (2)           --
   4/9/98 - Present

DANE A. DONALDSON                     1999           149,974         65,000            --             23,000            2,400 (3)
   Vice President of Customer         1998           140,000         57,500            --             10,000            2,370 (3)
   Service and Support                1997 (1)        16,372             --            --             30,000 (2)           --

STEPHEN P. CUMMINGS                   1999 (4)       133,942         77,000 (5)        --             93,000            2,335 (3)
   Vice President of Research
   and Development

EDWARD C. WADE                        1999           139,974         30,000            --             18,000            2,400 (3)
   Vice President of                  1998           130,000         19,600            --              7,500            2,244 (3)
   Manufacturing and Operations       1997            22,069         10,000            --             25,000               --

RICHARD J. MOULDS                     1999           149,942         15,000        32,692 (6)         20,500               --
   Vice President of Strategic        1998           140,009         25,000        45,194 (6)         20,000               --
   Business Development               1997           123,833         12,000        48,439 (6)         20,000               --

ROBERT LAMKIN                         1999           124,000 (8)         --            --                  0           58,144 (10)
   Vice President of Sales (7)        1998 (2)       212,953 (9)         --            --             50,000 (2)           --

-----------

(1) Messrs. Nguyen and Donaldson commenced their employment with the Company during the year in 1997.

(2)   Represents options granted upon the commencement of employment.

(3) Represents the dollar amount of the Company's matching contribution under the Company's 401(k) Plan.

(4) Mr. Cummings commenced employment with the Company during the year in 1999.

(5)   Includes a $29,000 signing bonus.

(6) Represents amounts paid in connection with an overseas cost of living allowance and relocation expenses.

(7)   Mr. Lamkin's employment with the Company ceased in January 1999.

(8)   Consists of $80,000 in base salary and $44,000 in commissions.

(9)   Consists of $136,667 in base salary and $76,286 in commissions.

(10) Represents amounts paid in connection with the termination of Mr. Lamkin's employment with the Company.

OPTIONS GRANTS IN LAST FISCAL YEAR


      The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during fiscal 1999.


                                                  INDIVIDUAL GRANTS
                              ----------------------------------------------------------
                                                 PERCENT OF                              POTENTIAL REALIZABLE VALUE AT
                                                   TOTAL                                    ASSUMED ANNUAL RATES OF
                                   OPTIONS        OPTIONS                                  STOCK PRICE APPRECIATION
                                     GRANTED     GRANTED TO      EXERCISE                      FOR OPTION TERM (1)
                                                EMPLOYEES IN       PRICE    EXPIRATION   ------------------------------
         NAME                 DATE       (#)     FISCAL YEAR     ($/SH) (2)    DATE              5%            10%
         ----                 ----       ---     -----------     ----------    ----              --            ---
Khoa Nguyen                   3/99     235,000     15.9851%         7.813      3/09           1,154,686     2,926,200
                              9/99         500                      7.875      9/09               2,476         6,274

Stephen P. Cummings           4/99      92,500      6.3126%         8.438      4/09             490,862     1,243,940
                              9/99         500                      7.875      9/09               2,476         6,274

Dane A. Donaldson             3/99      22,500      1.5612%         7.813      3/09             110,555       280,168
                              9/99         500                      7.875      9/09               2,476         6,274

Robert Lamkin (3)               --           0          --             --        --                  --            --

Richard J. Moulds             3/99      20,000      1.3915%         7.813      3/09              98,272       249,039
                              9/99         500                      7.875      9/09               2,476         6,274

Edward C. Wade                3/99      17,500      1.2218%         7.813      3/09              85,988       217,909
                              9/99         500                      7.875      9/09               2,476         6,274

-----------

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

(3) Mr. Lamkin ceased employment with the company in 1999 and did not receive stock options grants during 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

      The following table sets forth information concerning each exercise of stock options by each of the Named Executive Officers during fiscal 1999 and the value of unexercised "in-the-money" options at the end of that fiscal year.

                             SHARES                          NUMBER OF UNEXERCISED OPTIONS       VALUE OF UNEXERCISED IN-THE-MONEY
                          ACQUIRED ON          VALUE               AT FISCAL YEAR-END              OPTIONS AT FISCAL YEAR-END(1)
           NAME           EXERCISE (#)     REALIZED ($)      EXERCISABLE/UNEXERCISABLE (#)         EXERCISABLE/UNEXERCISABLE ($)
           ----           ------------     ------------      -----------------------------         -----------------------------
Khoa D. Nguyen                 --               --                190,344 / 420,156                       11,225 / 37,188
Stephen P. Cummings            --               --                       0 / 93,000                                0 / 31
Dane A. Donaldson              --               --                  19,250 / 43,750                           909 / 3,197
Robert Lamkin (2)              --               --                            0 / 0                                 0 / 0
Richard J. Moulds              --               --                  33,781 / 46,719                         1,233 / 3,837
Edward C. Wade                 --               --                  16,812 / 33,688                           697 / 2,468

-----------

(1) Based on the closing price on the Nasdaq National Market System for a share of Common Stock on December 31, 1999 of $7.938.

(2) Mr. Lamkin's options terminated upon his cessation of employment with the company in January, 1999.


OTHER BENEFIT PLANS

      The Company currently provides certain benefits to its eligible employees (including its executive officers) through the benefit plans described below:

      1991 Stock Incentive Plan. The Company maintains an Amended and Restated 1991 Stock Incentive Plan (the "Stock Incentive Plan") to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees, officers and consultants to contribute to the success of the Company. The Stock Incentive Plan is administered by a committee of the Board of Directors that consists entirely of independent directors.

      1995 Employee Stock Purchase Plan. The Company maintains a 1995 Employee Stock Purchase Plan (the "Employee Plan") to provide incentive to employees and to encourage ownership of Common Stock by all eligible employees of the Company and its subsidiaries. Employees of the Company may participate in the Employee Plan by authorizing payroll deductions generally over a six month period, with the proceeds being used to purchase shares of Common Stock for the participant at a discounted price. The Employee Plan is intended to be an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

      Savings Plan. The Company sponsors a savings plan for its employees which has been qualified under Section 401(k) of the Internal Revenue Code. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. Contributions from the Company are made at the discretion of the Board of Directors. Beginning in 1997, the Board of Directors authorized the Company to match a portion of its employees' contributions to the plan, and in 1997, 1998 and 1999 the Company made a matching contribution of 30% of employee contributions, up to contributions of 5% of the employee's gross compensation. The Company maintains comparable plans under local laws and regulations for its non-U.S. employees.


EMPLOYMENT AGREEMENTS

      The Company has entered into an agreement with Mr. Nguyen that provides for certain benefits in the event of a termination of his employment without cause and upon the occurrence of certain events. Under the agreement, in the event the Company elects to terminate Mr. Nguyen's employment or to diminish his status, other than for cause, Mr. Nguyen shall be entitled to receive, (i) for a period of twelve months a salary equal to the highest annualized salary rate in effect for him within the previous twelve months and (ii) his then-current targeted Annual Incentive Bonus. The agreement also provides for certain benefits in the event of a change in control. In the event of a change in control, the outstanding options held by Mr. Nguyen under the Company's option plans shall become exercisable in full. The agreement further provides that if Mr. Nguyen is terminated or his status is diminished (other than for cause) within twenty four months after a change in control, Mr. Nguyen is entitled to an immediate payment of two times his base compensation for the fiscal year immediately preceding the termination or change, plus two times his targeted annual bonus for the fiscal year then in effect.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of William Foster and John McMullen, two independent directors who were appointed to the Committee in February 2000. During 1999, the Committee comprised of Paul Ferri and Steven Walske. The Committee establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining officers' compensation, including outside survey data.

Compensation Philosophy

      The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The Compensation policies are designed to achieve the following objectives:

      - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

      - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

      - Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

Compensation Program

      The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

      Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of networking companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Committee believes that base salaries for executive officers are approximately competitive with median base salary levels for similar positions in these networking companies.

      Incentive Awards. The Company's executive officers are eligible to receive cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Committee establishes quarterly and annual incentive opportunities for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. In 1999 the formula for these bonuses was based on a combination of individual objectives and Company revenue and profitability objectives. The Company's performance generally met the objectives set by the Committee in 1999.

      Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long term incentives through its Amended and Restated 1991 Stock Incentive Plan, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments, generally over four years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

Chief Executive Officer Compensation

      The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Nguyen's annualized base salary for the year ended December 31, 1999 was $200,000. The Chief Executive Officer may also be entitled to an annual cash bonus depending on the Company's achievement of certain performance objectives, including certain growth milestones in sales and earnings during a fiscal year, as compared to the preceding fiscal year. Any such cash bonus will be computed on a formula basis established by the Committee. For the year ended December 31, 1999, Mr. Nguyen was paid a cash bonus of $120,000.

      Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's Amended and Restated 1991 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.


                          Respectfully Submitted by the Compensation Committee,

                                                William E. Foster
                                                John A. McMullen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee was formed on February 1, 1995. No current or former member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries.


COMPENSATION OF DIRECTORS

      In April 1995, the Company's Board of Directors and shareholders approved the Amended and Restated 1994 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each non-employee director of the Company be granted an option to acquire 15,000 shares of common stock on the date that person becomes a director, and annually be granted, beginning with the January 1 falling at least 12 months after a Director's initial grant, an option to purchase an additional 3,000 shares. Options are granted at a price equal to the fair market value on the date of grant. The option becomes exercisable over a four-year period, and the term of the option is ten years from the date of grant.

      In March 1999, the Board approved an amendment to the Director Plan, authorizing and granting to each non-employee member of the Board a one-time, 7,000 share stock option, at the fair market value of the stock on the date of the grant. Pursuant to this amendment, Messrs. Castle, Ferri, Foster and Walske were each granted an option to acquire 7,000 shares at an exercise price of $7.813, the fair market value on the date of grant.

      On February 21, 2000, Messrs. Keane, Perry and McMullen were each granted an option to acquire 35,000 shares and Mr. Foster was granted an option to acquire 70,000 shares at an exercise price of $9.125 per share, the fair market value on the date of grant.

      The Company pays each Director a fee of $2,000 per official meeting of the Board attended by such Director. In addition, the Company pays each Director a fee of $500 per official Committee meeting attended by such Director.


SECTION 16(a) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer, director and 10% holder complied with his/her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended December 31, 1999, except that (i) Mr. Cummings will file a late Form 5 reporting one transaction, (ii) Mr. Donaldson will file a late Form 5 reporting two transactions, (iii) Mr. Glista will file a late Form 5 reporting one transaction, (iv) Mr. Moulds will file a late Form 5 reporting two transactions, (v) Mr. Nguyen will file a late Form 5 reporting two transactions, and (vi) Mr. Wade will file a late Form 5 reporting two transactions.

STOCK PERFORMANCE GRAPH

      The following graph compares the change in the shareholder return on the Company's Common Stock against the return for the Nasdaq Stock Market Index and the Nasdaq Electronic Components Stock Index (SIC Code 367), as calculated by the Center for Research in Security Prices by the University of Chicago Graduate School of Business, for the period beginning December 29, 1995 and ending December 31, 1999.

                                  [LINE GRAPH]

                    Ezenia! Inc.    NASDAQ Stock Market     SIC Code
                                          Index               367
                    ------------    -------------------     --------
   12/29/1995          $100                $100               $100
   12/31/1996          $135                $123               $173
   12/31/1997           $50                $151               $181
   12/31/1998           $58                $212               $280
   12/31/1999           $25                $384               $550

Assume $100 investment invested at May 31


      This graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Index and the Nasdaq Electronic Components Stock Index as of December 29, 1995 and assumes dividends were reinvested. Additional measurement points are at the remaining month ends for the years ended December 31, 1996, December 31, 1997, December 31, 1998, and December 31, 1999.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes. Each class serves a three-year term. The Class II Director's term will expire at the Meeting. All directors will hold office until their successors have been duly elected and qualified.

      The Board has nominated William E. Foster for reelection as a Class II Director, to hold office until the Annual Meeting of Shareholders to be held in 2003 and until his respective successor is duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for Mr. Foster will be voted FOR the election of the nominee. The nominee has indicated his willingness to serve, if elected; however, if Mr. Foster should be unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee designated by the Board of Directors or for fixing the number of directors at a lesser number.

      The following table sets forth for the nominee to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, his age, the position(s) currently held by each nominee or director with the Company, the year such nominee or director was first elected a director, the year each nominee's or director's term will expire and the class of director of each nominee or director.

 NOMINEE OR DIRECTOR'S NAME    AGE        POSITION(S) HELD            DIRECTOR SINCE     YEAR TERM        CLASS OF
 --------------------------    ---        ----------------            --------------     ----------       --------
                                                                                         WILL EXPIRE      DIRECTOR
                                                                                         -----------      --------
John A. McMullen               58      Director                             2000             2002              I

Roy G. Perry                   43      Director                             2000             2002              I

William E. Foster              55      Director                             1994             2000             II

Khoa D. Nguyen                 46      President, Chief Executive           1997             2001             III
                                       Officer, and Chairman

John F. Keane, Jr.             40      Director                             2000             2001             III


      WILLIAM E. FOSTER has been a Director of the Company since November 1994. Mr. Foster is a founder and was Chairman of the Board of Stratus Computer, Inc., a manufacturer of continuously available computer platforms, from 1980 to 1998. He was Chief Executive Officer of Stratus Computer, Inc. from 1980 to 1997. Mr. Foster also serves as a director of Avid Technology, Inc.

      JOHN F. KEANE, JR. became a Director of the Company in February 2000. Mr. Keane has been employed at Keane, Inc., a provider of e-business, Information Technology, and consulting services, since 1987 and was appointed Executive Vice President and a member of the Office of the President in September 1997. From December 1996 to September 1997, Mr. Keane had been Senior Vice President. From December 1994 to December 1996, he was an Area Vice President. From January 1994 to December 1994, Mr. Keane served as a Business Area Manager. From July 1992 to January 1994, he acted as manager of Software Reengineering, and from January 1991 to July 1992, he served as Director of Corporate Development. Mr. Keane has been a director of Keane, Inc. since May 1998.

      JOHN A. MCMULLEN joined the Board of Directors of the Company in February 2000. Since 1984, Mr. McMullen has been the Managing Principal of Cambridge Meridian Group Inc., a management consulting and business advisory company. Mr. McMullen also serves as a Director of Cambridge Meridian Group Inc.

      KHOA D. NGUYEN has been a Director of the Company since December 1997. Mr. Nguyen was named President and Chief Executive Officer of the Company effective April 9, 1998. Previously, he had been Executive Vice President and Chief Operating Officer of the Company since September 1997. Prior to joining the Company Mr. Nguyen had been employed at PictureTel Corporation, a videoconferencing company, where he served as Vice President of Engineering from January 1993 to February 1994, and as Chief Technology Officer and General Manager of the Group Systems and Networking Products divisions from February 1994 to August 1996. From August 1991 to December 1992, he was Vice President of Engineering at VTEL Corporation, a videoconferencing company. Previously, Mr. Nguyen held various research and development positions at IBM Corporation.

      ROY G. PERRY has been a Director of the Company since February 2000. Since May 1997, Mr. Perry has been the Vice President of Operations for Home and Small Business Group of Dell Computer Corporation and Vice President of the Dell Computer Corporation Nashville Fulfillment Campus. Mr. Perry had been employed at Allied Signal, where he served as Vice President of Operations from January 1995 to May 1997. Previously, Mr. Perry held a senior management position in Operations at IBM Corporation.


BOARD MEETINGS AND COMMITTEES

      The Board of Directors held a total of 4 meetings during the year ended December 31, 1999. During that period the Audit Committee of the Board held 1 meeting and the Compensation Committee of the Board held 3 meetings. Each of the current directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board on which the director served during the year.

      The Compensation Committee consists of Messrs. Foster and McMullen, and during 1999, consisted of Paul Ferri and Steven Walske. The Compensation Committee determines the compensation of the Company's senior management and administers the Company's stock option plans. The Audit Committee is composed of Messrs. Keane and Perry and during 1999, consisted of Messrs. Ferri, Foster and Walske. The Audit Committee recommends engagement of the Company's independent auditors, consults with the Company's auditors concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results, and reviews the Company's financial controls.

      The Board of Directors has no standing nominating committee.


CERTAIN TRANSACTIONS

      No transactions occurring between January 1, 1999 and the date hereof are to be reported in this section, other than compensatory arrangements discussed elsewhere in this Proxy Statement.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.

PROPOSALS NO. 2 AND 3 -  AMENDMENTS TO THE COMPANY'S
AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN

      The Board of Directors has authorized, subject to shareholder ratification, an extension to the term of our Amended and Restated 1991 Stock Incentive Plan (the "Stock Incentive Plan") from March 31, 2001 to March 31, 2011. The primary purpose of the proposed amendment is to enable us to continue issuing shares of the Company's Common Stock to existing personnel and to attract and retain qualified employees, officers, directors and consultants through grants of stock options.

      The Board of Directors has also authorized, subject to shareholder ratification, an amendment to the Stock Incentive Plan to allow non-employee directors to be eligible to receive options granted under the plan. The purpose of the proposed amendment is to increase the Company's ability to attract and retain qualified non-employee directors to help guide the Company as it pursues its strategy for growth and development.

      As of March 31, 2000, (i) 938,700 shares of Common Stock were issued as restricted stock awards and upon exercise of options granted under the Stock Incentive Plan, (ii) options for 3,583,183 shares were outstanding, and (iii) options to purchase 1,593,048 shares were available for future grant. On March 31, 2000, the closing price of the Company's Common Stock reported on Nasdaq National Market was $10.50 per share.

      In April 1995, the Company's Board of Directors and stockholders approved the Company's Amended and Restated 1991 Stock Incentive Plan, which provides for the grant of incentive stock options to employees (including officers and employee directors) and the grant of non-qualified stock options or restricted stock awards to employees (including officers and employee directors) and consultants. A maximum of 2,850,000 shares of Common Stock were reserved for issuance pursuant to the Stock Incentive Plan. This maximum number of shares increases, effective as of January 1, 1996 and each January 1 thereafter during the term of the Stock Incentive Plan, by an additional number of shares of Common Stock equal to five percent of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31, of the preceding year. No more than an aggregate of 5,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the Stock Incentive Plan. No participant in the Stock Incentive Plan may in any year be granted stock options or awards with respect to more than 250,000 shares of Common Stock.

      Purpose of Plan; Eligibility. The purpose of the Stock Incentive Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to certain employees, officers, employee directors, and consultants to contribute to the success of the Company.

      Administration. The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to determine which eligible individuals are to receive options or restricted stock awards, the terms of such options or awards, including the status of such options as incentive or nonstatutory stock options under the federal income tax laws, the numbers of shares, exercise or purchase prices and times at which the options become and remain exercisable or restricted stock vests and the time, manner and form of payment upon exercise of an option. The exercise price of nonqualified options granted under the Incentive Stock Plan may not be less than 85% of the fair market value of a share of Common Stock on the date of grant, and in the case of incentive stock options, not less than 100%.

      Exercisability. The options generally become exercisable over a four-year period and expire after a specified period that may not exceed ten years. Options must be exercised no more than 30 days following termination of employment, except in the event that termination is due to death or disability, in which case the option is exercisable for a maximum of 180 days after such termination.

      Transferability. No option and no right under the Stock Incentive Plan is transferable or assignable or subject to any encumbrance, pledge or charge except, in the event of death of a participant, a beneficiary may be designated with respect to an option.

      Effect of Significant Corporate Event. Each option granted to an officer of the Company, subject to the short-swing profit restrictions of the Federal securities laws, may provide that upon the acquisition of 50% or more of the Company's outstanding common stock pursuant to a hostile tender offer, such option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution to the officer based upon the difference between the tender offer price and the exercise price of the option. In the event the Company is acquired by merger, consolidation or asset sale, the unvested shares of Common Stock held by employees as restricted stock awards under the Stock Incentive Plan will immediately vest in full, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity, and options will accelerate to the extent not assumed by the acquiring entity. The Compensation Committee also has discretion to provide for the acceleration of one or more outstanding options under the Stock Incentive Plan and the vesting of unvested shares held as restricted stock awards upon the occurrence of certain changes in control. Such accelerated vesting may be conditioned upon subsequent termination of the affected optionee's service.

      Amendments to Options and the Stock Incentive Plan. The Compensation Committee has the authority to effect, from time to time, the cancellation of outstanding options under the Stock Incentive Plan in return for the grant of new option for the same or a different number of option shares with an exercise price per share based upon the fair market value of the Common Stock on the new grant date. The Board may amend or modify the Stock Incentive Plan at any time subject to the rights of holders of outstanding options on the date of amendment or modification, except stockholder approval is required for any such amendment that would change the eligibility requirements of the Stock Incentive Plan, extend the term of the Stock Incentive Plan, or increase the number of shares subject to grant as options or restricted stock awards under the Stock Incentive Plan.

      Termination. The Stock Incentive Plan, as amended, will terminate on March 31, 2011. The existing Stock Incentive Plan terminates on March 31, 2001.

      Summary of Tax Consequences. The following is a brief and general discussion of the federal income tax rules applicable to stock options granted under the Stock Incentive Plan. With respect to an incentive stock option, an employee will generally not be taxed at the time of grant or exercise, although exercise of an incentive option will give rise to an item of tax preference that may result in an alternative minimum tax. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after the option grant, he or she will have long-term capital gain, or loss, based on the difference between the amount realized on the sale or disposition and his or her option price. If these holding periods are not satisfied, then upon disposition of the shares the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the option price, plus capital gain in respect of any additional appreciation. With respect to a nonqualified option, an employee will not be taxed at the time of grant; upon exercise, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an employee realizes compensation income with respect to an option.

      Options Granted Under the Stock Incentive Plan. The following table sets forth information as of March 31, 2000 with respect to stock options which have been granted under the Stock Incentive Plan since its adoption to:

      -     our chief executive officer and the Named Executive Officers

      -     all of our current executive officers as a group

      - all of our current directors who are not executive officers as a group

      - all employees of the Company, excluding executive officers, as a group


      NAME                                                                 OPTIONS (SHARES)
      ----                                                                 ----------------
      Khoa D. Nguyen                                                            860,500
      Stephen P. Cummings                                                       243,000
      Dane A. Donaldson                                                         130,000
      Robert Lamkin                                                              50,000
      Richard J. Moulds                                                          95,500
      Edward C. Wade                                                             90,500
      Current Executive Officers as a Group  (7 persons)                      1,599,500
      Current Directors of the Company, excluding Executive Officers,
           as a Group  (4 persons)                                              175,000
      All Employees of the Company, excluding Executive Officers, as
           a Group                                                            1,808,683


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSED AMENDMENTS OF THE AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN.

             PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has appointed the firm of Ernst & Young LLP, certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2000. Ernst & Young LLP has served as the Company's independent auditors since 1993. It is expected that a member of the firm of Ernst & Young LLP will be present at the Meeting and will be available to make a statement and to respond to appropriate questions. If the shareholders do not ratify the selection of Ernst & Young LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS.


                                VOTING PROCEDURES

      The affirmative vote of a plurality of the shares of the Company's Common Stock present or represented at the Meeting and entitled to vote is required for the election of the Class II Director and the affirmative vote of a majority of such shares is required for the approval of each of the proposed amendments to the Stock Incentive Plan and for the ratification of the appointment of the Company's auditors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the results that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.


                                 OTHER BUSINESS

      The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If other business should come before the Meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.


                              SHAREHOLDER PROPOSALS

     It is currently contemplated that the 2001 Annual Meeting of Shareholders will be held on or about May 24, 2001. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company and/or for inclusion in the agenda for that meeting must be received at the Company's principal executive offices not later than December 18, 2000. It is suggested that proponents submit their proposals by certified mail, return receipt requested.



Dated:  April 17, 2000

                                                                           ANNEX


                                  EZENIA! INC.


                               AMENDMENT NO. 1 TO

                              AMENDED AND RESTATED
                            1991 STOCK INCENTIVE PLAN



      Subject to shareholder approval, effective as of February 21, 2000, the Ezenia! Inc. Amended and Restated 1993 Stock Incentive Plan (the "Plan") is amended as set forth below.

      1. The last sentence of Section 11 of the plan is deleted and replaced in its entirety with the following: "Unless previously terminated, the Plan will terminate on March 31, 2101."

      2. Section 2(i) of the Plan is deleted and replaced in its entirety with the following:

            "Eligible Employee" means any person who is, at the time of the grant of an Option or Restricted Stock Award, an employee (including officers and employee directors), director or consultant of the Company or any Subsidiary.

                                  EZENIA! INC.
                              AMENDED AND RESTATED
                            1991 STOCK INCENTIVE PLAN


1.    PURPOSES OF THE PLAN.

      The purposes of this Amended and Restated 1991 Stock Incentive Plan of Ezenia! Inc. are to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate, and retain employees and consultants of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Company to selected employees and consultants of the Company upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.

2.    DEFINITIONS.

      (a) "Accelerate," "Accelerated," and "Acceleration," when used with respect to an Option, mean that as of the relevant time of reference, such Option shall become fully exercisable with respect to the total number of shares of Common Stock subject to such Option and may be exercised for all or any portion of such shares.

      (b) "Acquisition" means

                  (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

                  (ii) the sale, transfer, or other disposition of all or
            substantially all of the Company's assets to one or more persons (other than any wholly owned subsidiary of the Company) in a single transaction or series of related transactions.

      (c) "Beneficial Ownership" means beneficial ownership determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Committee" means the Compensation Committee of the Board; provided, that the Board by resolution duly adopted may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan, and during the period of effectiveness of any such resolution, references herein to the "Committee" shall mean the Board acting in such capacity.

      (f) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                  (i) any person or related group of persons (other than the
            Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, or

                  (ii) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

      (g) "Common Stock" means the authorized common stock of the Company.

      (h) "Company" means Ezenia! Inc., a Delaware corporation.

      (i) "Eligible Employee" means any person who is, at the time of the grant of an Option or Restricted Stock Award, an employee (including officers and employee directors) or consultant of the Company or any Subsidiary.

      (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

      (k) "Fair Market Value" means the value of a share of Common Stock as of the relevant time of reference, as determined as follows. If the Common Stock is then publicly traded, Fair Market Value shall be (i) the last sale price of a share of Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last sale price of the Common Stock reported in the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices for the Common Stock quoted by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange or reported in the NASDAQ National Market System. If the Common Stock is not then publicly traded, Fair Market Value shall be the fair value of a share of the Common Stock as determined by the Board or the Committee, taking into consideration such factors as it deems appropriate, which may include recent sale and offer prices of Common Stock in arms'-length private transactions.

      (l) "Hostile Takeover" means a change in ownership of the Company effected through the following transaction:

                  (i) any person or related group of persons (other than the
            Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company) directly or indirectly acquires Beneficial Ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend such stockholders to accept, and

                  (ii) more than 50% of the securities so acquired in such
            tender or exchange offer are accepted from holders other than the officers and directors of the Company who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

      (m) "Participant" means any Eligible Employee selected to receive an Option or Restricted Stock Award pursuant to Section 5.

      (n) "Restricted Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock which is nontransferable and subject to substantial risk of forfeiture until specific conditions of continuing employment or performance are met.

      (o) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" under Section 422A of the Internal Revenue Code and regulations thereunder.

      (p) "Option" means an Incentive Stock Option or a nonqualified stock option.

      (q) "Plan" means this Amended and Restated 1991 Stock Incentive Plan as set forth herein and as amended and/or restated from time to time.

      (r) "Subsidiary" means any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) of the Company.

      (s) "Takeover Price" means, with respect to any Incentive Stock Option, the Fair Market Value per share of Common Stock on the date such Option is surrendered to the Company in connection with a Hostile Takeover, or in the case of a nonqualified Option, such Fair Market Value or, if greater, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Takeover.

3.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

      (a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 8 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan shall not exceed 2,850,000 shares, which aggregate number of shares, automatically and without further action, shall increase, effective as of January 1, 1996 and each January 1 thereafter during the term of the Plan, by an additional number of shares of Common Stock equal to five percent of the total number of shares of Common Stock issued and outstanding as of the close of business on December 31 of the preceding year.

      (b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

      (c) If shares covered by any Option cease to be issuable for any reason, and/or shares covered by Restricted Stock Awards are forfeited, such number of shares will no longer be charged against the limitation provided in Section 3(a) and may again be made subject to Options or Restricted Stock Awards.

4.    ADMINISTRATION OF THE PLAN.

      (a) The Plan will be administered by the Committee, which shall consist of two or more persons.

      (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee shall determine the Eligible Employees to whom, and the time or times at which, Options or Restricted Stock Awards may be granted and the number of shares subject to each Option or Restricted Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of the Option or Restricted Stock Award instruments, and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

      (c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee with respect to the Plan or any Option or Restricted Stock Award under it.

5.    GRANTS.

      (a) The Committee shall determine and designate from time to time those Eligible Employees who are to be granted Options or Restricted Stock Awards, the type of each Option to be granted and the number of shares covered thereby or issuable upon exercise thereof, and the number of shares covered by each Restricted Stock Award. Each Option and Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

      (b) No person will be eligible for the grant of an Incentive Stock Option who owns or would own immediately before the grant of such Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any parent corporation or Subsidiary. This will not apply if, at the time such Incentive Stock Option is granted, its exercise price is at least 110% of the Fair Market Value of the Common Stock and by its terms, it is not exercisable after the expiration of five years from the date of grant. Subject to adjustment in accordance with the provisions of Section 8 of the Plan, (i) no person may in any year be granted Options or Restricted Stock Awards with respect to more than 250,000 shares of Common Stock, and (ii) no more than an aggregate of 5,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.

6.    TERMS AND CONDITIONS OF STOCK OPTIONS.

      (a) The price at which Common Stock may be purchased by a Participant under an Option shall be determined by the Committee; provided, however, that the purchase price under a nonqualified Option shall not be less than 85% of the Fair Market Value of the Common Stock on the date of grant of such Option, and the purchase price under an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Option.

      (b) Each Option shall be exercisable at such time or time, during such periods, and for such numbers of shares as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant (subject to Acceleration by the Committee, in its discretion). The Option shall expire no later than 30 days following termination of the optionee's employment or consulting relationship with the Company or a Subsidiary, except in the event that such termination is due to death or disability, in which case the Option may be exercisable for a maximum of 180 days after such termination. In any event, the Option shall expire no later than the tenth anniversary of the date of grant.

      (c) Unless the Compensation Committee otherwise determines (whether at the time the Option is granted or otherwise), upon the exercise of an Option, the purchase price will be payable in full in cash.

      (d) Incentive Stock Options may be granted under the Plan only to employees of the Company or a Subsidiary, and the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by the Internal Revenue Code. Any Options that purport to be Incentive Stock Options but which are granted to persons other than employees of the Company or a Subsidiary shall be, and any Options that purport to be Incentive Stock Options but are granted in amounts in excess of those specified in this Section 6(d), shall to the extent of such excess be, nonqualified Options.

      (e) No fractional shares will be issued pursuant to the exercise of an Option, nor will any cash payment be made in lieu of fractional shares.

      (f) Subject to the short-swing profit restrictions of the Federal securities laws, each Option granted to any officer of the Company may provide that upon the occurrence of a Hostile Takeover, such Option, if outstanding for at least six months, will automatically be canceled in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the aggregate Takeover Price of the shares of Common Stock at the time subject to the canceled Option (regardless of whether the Option is otherwise then exercisable for such shares) over (ii) the aggregate Option price payable for such shares. Such cash distribution shall be made within five days after the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution.

7.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

      (a) All shares of Common Stock subject to Restricted Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

            (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire, unless the Committee determines otherwise.

            (ii) The Committee shall provide in the agreement or instrument evidencing the grant of the Restricted Stock Awards that the certificates representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will be held in escrow by the Company until the restrictions on the shares lapse in accordance with the provisions of subsection (b) of this Section 7.

            (iii) Each certificate representing shares subject to Restricted Stock Awards granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

            (iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem advisable, including without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

      (b) The restrictions imposed under subparagraph (a) above upon Restricted Stock Awards will lapse at such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Option grant, provided, however, that the restrictions on

Restricted Stock Awards shall not fully lapse in less than three years from the date of grant, or not less than one year from the date of grant if such restrictions also require the achievement of one or more predetermined performance objectives. In the event a holder of a Restricted Stock Award ceases to be an employee or consultant of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment or consulting relationship terminates will be returned to or repurchased by the Company unless the Committee determines otherwise.

      (c) Subject to the provisions of subparagraphs (a) and (b) above, the holder will have all rights of a shareholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that he or she shall execute an irrevocable proxy or enter into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section 7 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other shareholders of the Company on any matter, unless the Committee determines otherwise.

8.    ADJUSTMENT PROVISIONS.

      (a) All of the share numbers set forth in the Plan reflect the capital structure of the Company immediately after the effectiveness of a one-for-two reverse stock split effected on May 1, 1995. Subject to Section 8(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum numbers and kinds of shares provided in Sections 3 and 5, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Options and Restricted Stock Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Options without change in the aggregate purchase price as to which such Options remain exercisable.

      (b) The Committee shall have discretion to provide for the Acceleration of one or more outstanding Options held by employees and the vesting of unvested shares held by employees as Restricted Stock Awards upon the occurrence of a Change in Control of the Company. Such Accelerated vesting may be conditioned on the subsequent termination of the affected optionee's employment. Any Options Accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the Option Term.

      (c) In the event of an Acquisition: The unvested shares of Common Stock held by employees as Restricted Stock Awards shall immediately vest in full, except to the extent that the Company's repurchase rights with respect to those shares are to be assigned to the acquiring entity; and all outstanding Options held by employees will Accelerate to the extent not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof (the determination of comparability to be made by the Committee, which determination shall be final, binding, and conclusive). The Committee shall have discretion, exercisable either in advance of an Acquisition or at the time thereof, to provide (upon such terms as it may deem appropriate) for (i) the automatic Acceleration of one or more outstanding Options held by employees that are assumed or replaced and do not otherwise Accelerate by reason of the Acquisition, and/or (ii) the subsequent termination of one or more of the Company's repurchase rights with respect to shares held by employees as Restricted Stock Awards that are assigned in connection with the Acquisition and do not otherwise terminate at that time, in the event that the employment of the respective grantees of such Options or Restricted Stock Awards should subsequently terminate following such Acquisition.

      (d) Each outstanding Option that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to such Acquisition, shall be appropriately adjusted, immediately after such Acquisition, to apply to the number and class of securities that would have been issued to the Option holder, in consummation of such Acquisition, had such holder exercised such Option immediately prior to such Acquisition. Appropriate adjustments shall also be made to the Option price payable per share, provided, that the aggregate Option price payable for such securities shall remain the same. The class and number of securities available for issuance under the Plan following the consummation of such Acquisition shall be appropriately adjusted.

      (e) Adjustments under this Section 8 will be made by the Committee in accordance with the terms of such sections, whose determination as to what adjustments will be made and the extent thereof so as to effectuate the intent of such sections will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9.    GENERAL PROVISIONS.

      (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of or as a consultant to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment or consulting relationship of any Participant at any time, with or without cause.

      (b) No shares of Common Stock will be issued or transferred pursuant to an Option or Restricted Stock Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Option or Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

      (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

      (d) The Committee shall adopt rules regarding the withholding of federal, state, or local taxes of any kind required by law to be withheld with respect to payments and delivery of shares to Participants under the Plan. With respect to any nonqualified stock option, the Committee, in its discretion, may permit the Participant to satisfy, in whole or in part, any tax withholding obligation that may arise in connection with the exercise of the nonqualified stock option by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of the tax withholding.

      (e) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Option in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Option.

      (f) The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant; in each case, such new Options to have an exercise price per share based upon the Fair Market Value of the Common Stock as of the new grant date (i.e., the purchase price under a new nonqualified Option shall not be less than 85% of the Fair Market Value of the Common Stock on the date of grant of such new nonqualified Option, and the purchase price under a new Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such new Incentive Stock Option (110%, if the grantee of such new Incentive Stock Option is a greater-than-10% stockholder of the Company, as set forth in Section 5(b) above)). Subject to the provisions of Section 6(d), such new Option shall be exercisable at such time or time, during such periods, and for such numbers of shares, and in accordance with any other terms or conditions, as are specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

      (g) The written agreements or instruments evidencing Restricted Stock Awards or Options granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Participant and at any time or from time to time, cancel all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation with respect to the Option either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option so canceled over the aggregate purchase price specified in the Option covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so canceled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

10.   AMENDMENT AND TERMINATION.

      (a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Options and Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if an amendment or modification would change the eligibility requirements of the Plan, extend the term of the Plan, or increase the number of shares of Common Stock subject to grant as Options or Restricted Stock Awards under the Plan.

      (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Option or Restricted Stock Award held by such Participant as it deems advisable.

      (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair, or adversely affect any right or obligation under any Option or Restricted Stock Award previously granted to such Participant under the Plan.

11. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

      The Plan, as amended and restated in its present form, became effective upon its adoption by the Board on April 12, 1995, subject to subsequent approval by the Company's stockholders, which was obtained in April 1995. Unless previously terminated, the Plan will terminate on March 31, 2001.

                                                                           ANNEX


                              FORM OF PROXY CARD
                                  [SIDE ONE]







                                      PROXY

                                  EZENIA! INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF THE COMPANY FOR ITS ANNUAL MEETING
                                  MAY 31, 2000


      The undersigned hereby appoints Khoa D. Nguyen and Stephen G. Bassett as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated below all shares of Common Stock of Ezenia! Inc. held of record by the undersigned on April 13, 2000 at the Annual Meeting of Stockholders to be held at the Offices of the Company, 63 Third Avenue, Burlington, Massachusetts on May 31, 2000 and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNERS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  [SIDE TWO]


------------------------------                                  ------------------------
VOTE BY TELEPHONE                                               VOTE BY INTERNET
------------------------------                                  ------------------------
It's fast, convenient, and immediate!                           It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                            confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
------------------------------------------------------------    ------------------------------------------------------------
Follow these four easy steps:                                   Follow these four easy steps:

1.       Read the accompanying Proxy Statement/Prospectus       1.   Read the accompanying Proxy Statement/Prospectus
     and Proxy Card.                                                 and Proxy Card.

2.       Call the toll-free number                              2.   Go to the Website
     1-877-PRX-VOTE (1-877-779-8683).                                http://www.eproxyvote.com/ezen

3.   Enter your 14-digit Voter Control Number                   3.   Enter your 14-digit Voter Control Number
     located on your Proxy Card above your name.                     located on your Proxy Card above your name.

4.   Follow the recorded instructions.                          4. Follow the Instructions provided.

------------------------------------------------------------    ------------------------------------------------------------
YOUR VOTE IS IMPORTANT!                                         YOUR VOTE IS IMPORTANT!
CALL 1-877-PRX-VOTE ANYTIME!                                    GO TO HTTP://WWW.EPROXYVOTE.COM/EZEN ANYTIME!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.    Election of one Class II Director.
      Nominee: (01) William E. Foster

                           |_|  FOR     |_|  WITHHELD

2. Approval of amendment to extend the term of the Amended and Restated 1991 Stock Incentive Plan.
                                         |_| FOR    |_| AGAINST    |_| ABSTAIN

3. Approval of amendment to allow non-employee directors to participate under the Amended and Restated 1991 Stock Incentive Plan.

                                         |_| FOR    |_| AGAINST    |_| ABSTAIN

4.    Ratification of appointment of Independent Auditors.

                                         |_| FOR    |_| AGAINST    |_| ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

MARK HERE FOR ADDRESS CHANGES AND NOTE AT LEFT       |_|

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory.


Signature:________________   Date:_____  Signature:_________________  Date:_____